                                                                    Exhibit 99.1



                                                  Contact:    Dime
                                                              William S. Burns
                                                              (212) 326-6170


April 19, 2001
01/8


FOR IMMEDIATE RELEASE

                       DIME BANCORP REPORTS A 25% INCREASE
                             IN QUARTERLY NET INCOME

         New York - April 19, 2001- Dime Bancorp, Inc. (NYSE: DME) today reported net income of $81.5 million for the first quarter of 2001, up 24.9% from $65.3 million earned during the first quarter a year ago and up 14.1% versus $71.5 million earned in the sequential 2000 fourth quarter. Diluted earnings per share were $0.67 for the 2001 first quarter, up 13.6% from $0.59 earned in the first quarter a year ago and up 15.5% from $0.58 for the 2000 fourth quarter.

         Return on average assets was 1.28% for the 2001 first quarter, representing a 17 basis point increase over the same period a year ago, and return on average equity was 18.84%, 180 basis points higher than the 2000 first quarter.

         Net income, before the cumulative effect of a change in accounting principle, for the 2001 first quarter was $92.0 million, or $0.76 per diluted share. The adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," resulted in a one-time after-tax loss of $10.5 million associated primarily with the closing of certain hedge positions.

         Tony Terracciano, Chairman of Dime, said, "We continued to execute our plan for creating shareholder value. Our program to intensify communications with the investment community appears to be working -- the market is beginning to give Dime credit for its track record of profitability and consistency. Also, the three-year performance objectives recently announced indicate to investors that we believe there is more value to be created. Further, we expect our technology initiatives to allow us to expand our menu of products in a cost-effective manner. For example, our web-based trade finance product, TradeCard, is up and running and is now being sold to our business customers."

         Lawrence J. Toal, Dime's Chief Executive Officer, said, "Our business model, which is focused on creating balanced and growing revenues while controlling expenses and managing risk, continues to drive results. Although a lower-growth economic environment in the first quarter temporarily slowed the pace of our ongoing transition to a more commercial bank-like loan mix, our mortgage banking business generated record quarterly production of $9.5 billion. Credit quality remains sound, with nonperforming assets declining by about 20% and reserve coverage of nonaccrual loans increasing considerably from the prior quarter. Our loan portfolio is performing well despite the stresses of the current economic slowdown. Furthermore, we expect that recent declines in short-term interest rates will have a positive effect on net interest income going forward."


NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income increased to $158.4 million in the first quarter of 2001 from $154.7 million in the first quarter of 2000 and from $155.8 million in the fourth quarter of 2000. The increase versus the prior periods resulted largely from growth in interest earning assets offset partially by a decline in the net interest margin.

         The net interest margin for the 2001 first quarter was 2.78%, versus 2.96% in the 2000 first quarter and 2.81% in the 2000 fourth quarter. Dime's interest rate spread was 2.89%, 3.07%, and 2.90% in the first quarter of 2001, the first quarter of 2000, and the fourth quarter of 2000, respectively. The 2001 first quarter net interest margin and spread benefited, versus prior periods, from increased levels of non-residential loans and lower levels of securities. This benefit, however, was more than offset by a higher level of loans held for sale reflecting substantially higher residential mortgage loan production, the normal lag associated with time deposit re-pricing during a period of declining rates and strategic deposit pricing actions.


NON-INTEREST INCOME

         Non-interest income in the 2001 first quarter totaled $213.0 million, up 59.9% from $133.2 million in the 2000 first quarter and 43.0% from $149.0 million in the fourth quarter of 2000.

    - Loan servicing and production fees were $82.2 million in the 2001 first quarter, up 22.9% from $66.8 million in the first quarter of 2000 and 9.2% from $75.3 million in the 2000 fourth quarter. The increases were primarily related to substantially higher residential loan production.

    - Banking service fees in the 2001 first quarter were $15.9 million, up 2.1% from $15.5 million in the 2000 first quarter but down 2.6% from $16.3 million in the 2000 fourth quarter.

    - Securities and insurance brokerage fees were $10.7 million for the 2001 first quarter, an increase of 1.7% from $10.5 million in the 2000 first quarter and up 21.5% from $8.8 million in the 2000 fourth quarter.

    - Net gains on sales and related activities were $100.5 million for the 2001 first quarter, up $63.8 million from $36.6 million in the 2000 first quarter and up $55.8 million from $44.7 million in the fourth quarter of 2000, reflecting higher residential loan originations resulting primarily from significantly higher levels of refinance activity and, to a lesser extent, higher levels of originations of loans for home purchases. In addition, net gains were positively affected by the implementation of SFAS No. 133. With the adoption of the new accounting rule, gains are recorded at the time value is created during the residential mortgage origination process. Under the prior guidelines, the value of loans originated for sale was recognized only upon actual sale. Approximately $29.5 million of net gains recorded during the first quarter would have been recorded during the fourth quarter of 2000 had SFAS No. 133 been in effect at that time.

NON-INTEREST EXPENSE

         General and administrative expenses were $142.9 million in the 2001 first quarter, higher than both $141.3 million in the 2000 first quarter and $140.0 million in the 2000 fourth quarter. The increase versus prior periods is due largely to higher expenses associated with increased residential loan production at Dime's mortgage banking subsidiary, North American Mortgage Company, substantially offset by the implementation of an expense reduction initiative announced in September 2000.

         Amortization and valuation adjustments of mortgage servicing assets and related hedging activities increased in the 2001 first quarter to $62.6 million from $29.2 million in the 2000 first quarter and $38.3 million in the 2000 fourth quarter. The increase in the current quarter versus prior periods was due in part to higher levels of mortgage servicing assets amortization resulting from increases in prepayment rates. In addition, included in the 2001 first quarter is a charge of $14.8 million against the value of mortgage servicing assets, net of related hedges, resulting from the sharp decline in interest rates during the first quarter of 2001.


LOANS RECEIVABLE AND LOAN SERVICING

         At March 31, 2001, Dime's loans receivable portfolio totaled $16.3 billion, compared with $15.6 billion at March 31, 2000 and $16.3 billion at December 31, 2000. The increase from last year's first quarter was related to growth in the commercial real estate, consumer, and business loan portfolios. These non-residential loans represented 51.7% of total loans at March 31, 2001, up from 47.2% at March 31, 2000 and 51.4% at December 31, 2000.

         At March 31, 2001, Dime serviced $45.0 billion of loans for others, substantially all of which were residential real estate loans. This compares with $39.9 billion at March 31, 2000 and $44.1 billion at December 31, 2000. Excluding loans being subserviced, the weighted average note rate of residential loans serviced for others was 7.38% at March 31, 2001, compared with 7.27% at March 31, 2000 and 7.40% at December 31, 2000.

         The residential mortgage pipeline was $14.8 billion at March 31, 2001, compared with $6.2 billion at March 31, 2000 and $7.6 billion at December 31, 2000.

ASSET QUALITY

         The allowance for loan losses was $147.2 million at March 31, 2001, representing 243.7% of nonaccrual loans. This coverage is considerably higher than 193.7% and 214.9% at March 31, 2000 and December 31, 2000, respectively.

         At March 31, 2001, nonperforming assets declined to $70.6 million, or just 0.26% of total assets, compared with $90.2 million, or 0.37% of total assets, at March 31, 2000 and $87.5 million, or 0.34% of total assets, at December 31, 2000.

         Net charge-offs were $14.2 million in the 2001 first quarter, compared with $4.8 million in the 2000 first quarter and $9.3 million in the 2000 fourth quarter. Net charge-offs for the 2001 first quarter included a $9.0 million write-off of a single commercial loan. Net charge-offs in the fourth quarter of 2000 included a one-time $3.3 million charge due to a regulatory policy change that accelerated charge- offs on certain consumer and residential mortgage loans.

         The total provision for loan losses recorded during the 2001 first quarter was $17.0 million, an increase of $10.0 million from both the first and fourth quarters of 2000. This increase is consistent with management's recently announced performance objectives, which include the migration of the allowance for loans losses to a level that is commensurate with Dime's changing loan mix.


STOCK REPURCHASES AND AVERAGE SHARES OUTSTANDING

         During the quarter, 3.5 million common shares were repurchased pursuant to a plan commenced on October 24, 2000 to repurchase an aggregate of 13.6 million common shares. Since commencement of the program, 10.4 million shares have been repurchased at an average price of $26.37.

         Average diluted common shares for the quarter were 121.4 million. If the 13.6 million share repurchase program had been completed by January 1, 2001, average diluted shares would have been 116.1 million, and earnings per share would have been approximately $0.02 higher.

EARNINGS CONFERENCE CALL

         Today, at 2:00 p.m. EDT, Lawrence J. Toal, Chief Executive Officer, and Anthony R. Burriesci, Chief Financial Officer, will host an investor conference call to review Dime's financial and operating performance for the period. The conference call is open to the public by calling 1-800-450-0786. A replay of the conference call will also be available beginning at 6:00 p.m. EDT on April 19 through 5:00 p.m. EDT on April 26 at 1-800-475-6701. The access code for the replay is 583023.

         At March 31, 2001, Dime had assets of $27.0 billion and deposits of $14.6 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

         Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include litigation, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions.

         Dime believes that "operating earnings" and "cash operating earnings" basis information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although operating earnings and cash operating earnings are not currently a required basis for reporting financial results under generally accepted accounting principles.

                                      # # #

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (unaudited)

                                                                             At or For the Three Months Ended
                                                   -------------------------------------------------------------------------------
                                                     March 31,          Dec. 31,       Sept. 30,         June 30,       March 31,
                                                       2001               2000            2000             2000            2000
                                                   -----------        -----------     -----------      -----------     -----------
REPORTED BASIS
Net income (loss) (in thousands)                   $    81,524        $    71,476     $   (16,539)     $    34,443     $    65,273
Basic earnings (loss) per common share                    0.71               0.65           (0.16)            0.31            0.59
Diluted earnings (loss) per common share                  0.67               0.58           (0.16)            0.31            0.59
Return on average assets                                  1.28 %             1.14 %            NM %           0.56 %          1.11 %
Return on average stockholders' equity                   18.84              16.13              NM             8.86           17.04

OPERATING EARNINGS BASIS (1)
Operating earnings (in thousands)                  $    92,045        $    72,458     $    69,381      $    66,616     $    65,273
Basic operating earnings per common share                 0.80               0.66            0.63             0.60            0.59
Diluted operating earnings per common share               0.76               0.59            0.59             0.60            0.59
Return on average assets                                  1.44 %             1.16 %          1.10 %           1.09 %          1.11 %
Return on average stockholders' equity                   21.27              16.35           16.09            17.14           17.04
Non-interest income to total revenues                    57.36              48.89           47.16            46.07           46.27
Efficiency ratio                                         38.48              45.93           47.85            48.03           49.08

CASH OPERATING EARNINGS BASIS (2)
Cash operating earnings (in thousands)             $    98,308        $    78,818     $    75,457      $    73,040     $    71,669
Basic cash operating earnings per common share            0.85               0.72            0.68             0.66            0.65
Diluted cash operating earnings per common share          0.81               0.64            0.64             0.66            0.64
Return on average tangible assets                         1.57 %             1.28 %          1.22 %           1.22 %          1.25 %
Return on average tangible stockholders' equity          31.93              24.91           24.96            28.31           28.59

ASSET QUALITY (dollars in thousands)
Non-performing assets:
  Non-accrual loans                                $    60,406        $    67,163     $    73,958      $    65,829     $    73,562
  Other real estate owned, net                          10,232             20,372          17,331           18,272          16,635
                                                   -----------        -----------     -----------      -----------     -----------
Total non-performing assets                        $    70,638        $    87,535     $    91,289      $    84,101     $    90,197
                                                   ===========        ===========     ===========      ===========     ===========

Non-performing assets to total assets                     0.26 %             0.34 %          0.36 %           0.33 %          0.37 %
Non-accrual loans to loans receivable                     0.37               0.41            0.46             0.41            0.47
Allowance for loan losses                          $   147,210        $   144,362     $   146,655      $   143,432     $   142,485
Allowance for loan losses to:
  Loans receivable                                        0.90 %             0.89 %          0.91 %           0.90 %          0.91 %
  Non-accrual loans                                     243.70             214.94          198.29           217.89          193.69

CAPITAL RATIOS
Total stockholders' equity to total assets                6.35 %             6.71 %          7.08 %           6.18 %          6.51 %
The Dime Savings Bank of New York, FSB:
  Tangible and core                                       5.81(3)            5.83            5.86             5.93            6.16
  Tier 1 risk-based                                       8.65(3)            8.54            8.66             8.71            9.00
  Total risk-based                                       10.19(3)           10.11           10.13            10.14           10.50

OTHER PERIOD END DATA
Common shares outstanding (in thousands)               114,554            116,851         109,635          109,299         111,688
Book value per common share                        $     14.59        $     14.36     $     14.38      $     14.27     $     14.09
Tangible book value per common share                     10.24              10.02            9.70             9.49            9.34
Loans serviced for others (in millions)                 45,006             44,143          42,555           41,124          39,947

(1) Operating earnings represent net income/loss adjusted for the effects of certain non-recurring or unusual items. For the three months ended March 31, 2001, operating earnings excludes the cumulative effect of a change in accounting principle.

(2) Cash operating earnings represent operating earnings excluding amortization of goodwill, net of taxes.

(3) Preliminary.

NM = Not meaningful.

                       DIME BANCORP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATING EARNINGS
                      (In thousands, except per share data)
                                   (unaudited)

                                                                        For the Three Months Ended
                                                        ------------------------------------------------------------
                                                        March 31,    Dec. 31,    Sept. 30,     June 30,     March 31,
                                                          2001         2000         2000         2000         2000
                                                        --------     --------     --------     --------     --------
INTEREST INCOME
Loans held for sale                                     $ 60,867     $ 50,865     $ 46,956     $ 36,639     $ 26,957
Residential real estate loans receivable                 143,578      146,567      146,220      147,091      145,505
Commercial real estate loans receivable                   79,357       86,239       82,569       75,764       69,161
Consumer loans receivable                                 62,214       64,876       61,147       56,696       53,059
Business loans receivable                                 24,216       26,292       25,540       24,012       22,862
Securities available for sale                             48,224       60,425       73,156       70,750       67,702
Other interest-earning assets                              9,016        8,796        8,595        8,438        8,761
                                                        --------     --------     --------     --------     --------
      Total interest income                              427,472      444,060      444,183      419,390      394,007
                                                        --------     --------     --------     --------     --------
INTEREST EXPENSE
Deposits                                                 135,048      139,581      137,729      132,286      130,476
Borrowed funds                                           134,057      148,720      149,684      130,955      108,863
                                                        --------     --------     --------     --------     --------
      Total interest expense                             269,105      288,301      287,413      263,241      239,339
                                                        --------     --------     --------     --------     --------
      Net interest income                                158,367      155,759      156,770      156,149      154,668
Provision for loan losses                                 17,000        7,000        7,000        7,000        7,000
                                                        --------     --------     --------     --------     --------
      Net interest income after provision
        for loan losses                                  141,367      148,759      149,770      149,149      147,668
                                                        --------     --------     --------     --------     --------
NON-INTEREST INCOME
Loan servicing and production fees                        82,168       75,269       73,227       71,265       66,844
Banking service fees                                      15,854       16,285       16,709       16,418       15,521
Securities and insurance brokerage fees                   10,707        8,815       10,167       11,314       10,533
Net gains on sales and related activities                100,478       44,679       35,998       30,519       36,639
Other                                                      3,804        3,957        3,797        3,891        3,644
                                                        --------     --------     --------     --------     --------
      Total non-interest income                          213,011      149,005      139,898      133,407      133,181
                                                        --------     --------     --------     --------     --------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                      81,139       75,129       77,237       75,831       75,617
  Occupancy and equipment                                 27,681       27,723       27,960       27,612       28,114
  Other                                                   34,076       37,137       36,772       35,643       37,553
                                                        --------     --------     --------     --------     --------
      Total general and administrative expense           142,896      139,989      141,969      139,086      141,284
Amortization and valuation adjustments of
  mortgage servicing assets and related
  hedging activities                                      62,646       38,343       32,631       31,009       29,232
Amortization of goodwill                                   8,310        8,496        8,329        8,371        8,346
                                                        --------     --------     --------     --------     --------
      Total non-interest expense                         213,852      186,828      182,929      178,466      178,862
                                                        --------     --------     --------     --------     --------
Operating earnings before income tax expense             140,526      110,936      106,739      104,090      101,987
Income tax expense                                        48,481       38,478       37,358       37,474       36,714
                                                        --------     --------     --------     --------     --------
Operating earnings                                      $ 92,045     $ 72,458     $ 69,381     $ 66,616     $ 65,273
                                                        ========     ========     ========     ========     ========

Operating earnings applicable to common
    stockholders for basic operating earnings per
    common share                                        $ 92,045     $ 71,097     $ 68,420     $ 66,616     $ 65,273
Operating earnings applicable to common
    stockholders for diluted operating earnings per
    common share                                          92,045       72,458       69,381       66,616       65,273

OPERATING EARNINGS PER COMMON SHARE
Basic                                                   $   0.80     $   0.66     $   0.63     $   0.60     $   0.59
Diluted                                                     0.76         0.59         0.59         0.60         0.59

AVERAGE COMMON SHARES OUTSTANDING FOR
OPERATING EARNINGS PER COMMON SHARE
Basic                                                    115,629      107,092      109,323      110,293      110,537
Diluted                                                  121,393      123,649      118,374      111,439      111,229

                       DIME BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (unaudited)

                                                         March 31,     December 31,   September 30,      June 30,       March 31,
                                                           2001            2000            2000            2000            2000
                                                      ------------    ------------    ------------    ------------    ------------
ASSETS
Cash and due from banks                               $    414,918    $    421,685    $    325,721    $    367,626    $    331,776
Money market investments                                    68,688          13,626          13,085          12,872          14,579
Securities available for sale                            2,331,806       2,851,043       3,341,773       3,900,016       3,928,419
Federal Home Loan Bank of New York stock                   364,345         346,770         328,732         328,732         328,732
Loans held for sale                                      4,747,676       2,804,767       2,363,552       2,165,150       1,504,564
Loans receivable, net:
   Residential real estate loans                         7,886,309       7,916,035       7,995,503       8,145,896       8,231,525
   Commercial real estate loans                          4,280,231       4,152,874       3,973,993       3,881,308       3,648,372
   Consumer loans                                        3,042,698       3,050,377       2,941,984       2,817,474       2,608,209
   Business loans                                        1,108,569       1,167,878       1,139,558       1,114,016       1,091,004
                                                      ------------    ------------    ------------    ------------    ------------
      Total loans receivable                            16,317,807      16,287,164      16,051,038      15,958,694      15,579,110
   Allowance for loan losses                              (147,210)       (144,362)       (146,655)       (143,432)       (142,485)
                                                      ------------    ------------    ------------    ------------    ------------
      Total loans receivable, net                       16,170,597      16,142,802      15,904,383      15,815,262      15,436,625
                                                      ------------    ------------    ------------    ------------    ------------

Premises and equipment, net                                186,589         187,746         188,125         202,940         208,247
Mortgage servicing assets, net                             852,703       1,021,861         980,228         946,489         943,400
Goodwill                                                   495,010         503,320         508,928         518,352         525,548
Other assets                                             1,417,709       1,394,208       1,277,815       1,001,337         958,040
                                                      ------------    ------------    ------------    ------------    ------------
Total assets                                          $ 27,050,041    $ 25,687,828    $ 25,232,342    $ 25,258,776    $ 24,179,930
                                                      ============    ============    ============    ============    ============

LIABILITIES
Deposits                                              $ 14,593,669    $ 13,976,941    $ 13,903,058    $ 14,284,216    $ 14,405,595
Federal funds purchased and securities sold under
   agreements to repurchase                              3,063,255       3,082,322       3,260,488       3,435,582       3,603,841
Other short-term borrowings                              4,831,562       4,545,199       4,640,463       4,215,379       2,767,461
Guaranteed preferred beneficial interests in Dime
   Bancorp, Inc.'s junior subordinated deferrable
   interest debentures                                     152,249         152,243         152,236         152,230         152,225
Other long-term debt                                     1,923,704       1,722,623       1,004,769       1,154,738       1,155,825
Other liabilities                                          767,509         483,661         485,158         456,408         521,577
                                                      ------------    ------------    ------------    ------------    ------------
      Total liabilities                                 25,331,948      23,962,989      23,446,172      23,698,553      22,606,524
                                                      ------------    ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
Preferred stock                                                 --              --         168,931              --              --
Common stock                                                 1,203           1,203           1,203           1,203           1,203
Additional paid-in capital                               1,155,348       1,153,376       1,154,827       1,168,087       1,166,543
Warrants                                                    46,722          46,722          41,235              --              --
Retained earnings                                          703,640         643,838         723,572         750,748         726,015
Treasury stock, at cost                                   (161,788)        (87,225)       (253,420)       (259,564)       (216,002)
Accumulated other comprehensive loss                       (20,787)        (30,191)        (46,733)       (100,251)        (89,866)
Unearned compensation                                       (6,245)         (2,884)         (3,445)             --         (14,487)
                                                      ------------    ------------    ------------    ------------    ------------
      Total stockholders' equity                         1,718,093       1,724,839       1,786,170       1,560,223       1,573,406
                                                      ------------    ------------    ------------    ------------    ------------
Total liabilities and stockholders' equity            $ 27,050,041    $ 25,687,828    $ 25,232,342    $ 25,258,776    $ 24,179,930
                                                      ============    ============    ============    ============    ============

                       DIME BANCORP, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF AVERAGE FINANCIAL CONDITION
                            TAXABLE EQUIVALENT BASIS
                             (Dollars in thousands)
                                   (unaudited)

                                                                         For the Three Months Ended
                                              ----------------------------------------------------------------------------------
                                                   March 31, 2001             December 31, 2000             March 31, 2000
                                              -------------------------   --------------------------   -------------------------
                                                                Average                      Average                     Average
                                                   Average       Yield/        Average        Yield/        Average       Yield/
ASSETS                                             Balance        Cost         Balance         Cost         Balance        Cost
                                                 -----------      ----       -----------       ----       -----------      ----
Interest-earning assets:
    Loans held for sale                          $ 3,177,268      7.74 %     $ 2,449,276       8.28 %     $ 1,324,593      8.17 %
    Loans receivable:
        Residential real estate                    7,955,884      7.22         8,019,642       7.31         8,196,136      7.10
        Commercial real estate                     4,151,366      7.67         4,065,434       8.47         3,516,274      7.87
        Consumer                                   3,052,144      8.22         2,998,716       8.63         2,536,935      8.39
        Business                                   1,135,153      8.63         1,152,472       9.08         1,065,954      8.60
                                                 -----------                 -----------                  -----------
          Total loans receivable                  16,294,547      7.62        16,236,264       7.97        15,315,299      7.60
                                                 -----------                 -----------                  -----------
    Securities available for sale:
        Mortgage-backed securities                 2,209,094      7.27         2,798,452       7.43         3,466,532      7.00
        Other                                        455,237      7.55           473,668       7.70           391,674      7.38
                                                 -----------                 -----------                  -----------
          Total securities available for sale      2,664,331      7.32         3,272,120       7.47         3,858,206      7.04
                                                 -----------                 -----------                  -----------
    Other interest-earning assets                    496,416      7.34           468,826       7.47           515,502      6.82
                                                 -----------                 -----------                  -----------
          Total interest-earning assets           22,632,562      7.59        22,426,486       7.92        21,013,600      7.51
                                                 -----------                 -----------                  -----------
Other assets                                       2,941,275                   2,654,614                    2,462,560
                                                 -----------                 -----------                  -----------
Total assets                                     $25,573,837                 $25,081,100                  $23,476,160
                                                 ===========                 ===========                  ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
    Deposits:
        Core:
            Demand                               $ 2,438,919      0.35       $ 2,252,585       0.34       $ 2,024,915      0.35
            Savings                                2,233,474      2.16         2,252,810       2.15         2,371,125      2.19
            Money market                           3,236,423      4.21         3,202,246       4.52         3,254,423      4.07
                                                 -----------                 -----------                  -----------
              Total core                           7,908,816      2.44         7,707,641       2.60         7,650,463      2.50
        Time                                       6,253,312      5.67         6,271,704       5.66         6,580,779      5.06
                                                 -----------                 -----------                  -----------
              Total deposits                      14,162,128      3.87        13,979,345       3.97        14,231,242      3.69
                                                 -----------                 -----------                  -----------
    Borrowed funds:
      Federal funds purchased and securities
      sold under agreements to repurchase          3,247,117      5.75         3,941,049       6.66         3,355,987      5.76
      Other short-term borrowings                  3,682,721      5.70         3,570,489       6.54         2,633,645      5.64
      Long-term debt                               2,109,453      6.94         1,343,378       7.12         1,315,485      6.78
                                                 -----------                 -----------                  -----------
         Total borrowed funds                      9,039,291      6.00         8,854,916       6.69         7,305,117      5.90
                                                 -----------                 -----------                  -----------
         Total interest-bearing liabilities       23,201,419      4.70        22,834,261       5.02        21,536,359      4.44
                                                 -----------                 -----------                  -----------
Other liabilities                                    641,433                     473,871                      407,368
Stockholders' equity                               1,730,985                   1,772,968                    1,532,433
                                                 -----------                 -----------                  -----------
Total liabilities and stockholders' equity       $25,573,837                 $25,081,100                  $23,476,160
                                                 ===========                 ===========                  ===========

Interest rate spread                                              2.89                         2.90                        3.07
Net interest margin                                               2.78                         2.81                        2.96

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)

                                                                         For the Three Months Ended
                                                     -------------------------------------------------------------------
                                                      March 31,      Dec. 31,     Sept. 30,       June 30,      March 31,
                                                        2001           2000          2000           2000          2000
                                                     ---------      ---------     ---------      ---------     ---------
INTEREST INCOME
Loans held for sale                                  $  60,867      $  50,865     $  46,956      $  36,639     $  26,957
Residential real estate loans receivable               143,578        146,567       146,220        147,091       145,505
Commercial real estate loans receivable                 79,357         86,239        82,569         75,764        69,161
Consumer loans receivable                               62,214         64,876        61,147         56,696        53,059
Business loans receivable                               24,216         26,292        25,540         24,012        22,862
Securities available for sale                           48,224         60,425        73,156         70,750        67,702
Other interest-earning assets                            9,016          8,796         8,595          8,438         8,761
                                                     ---------      ---------     ---------      ---------     ---------
      Total interest income                            427,472        444,060       444,183        419,390       394,007
                                                     ---------      ---------     ---------      ---------     ---------
INTEREST EXPENSE
Deposits                                               135,048        139,581       137,729        132,286       130,476
Borrowed funds                                         134,057        148,720       149,684        130,955       108,863
                                                     ---------      ---------     ---------      ---------     ---------
      Total interest expense                           269,105        288,301       287,413        263,241       239,339
                                                     ---------      ---------     ---------      ---------     ---------
      Net interest income                              158,367        155,759       156,770        156,149       154,668
Provision for loan losses                               17,000          7,000         7,000          7,000         7,000
                                                     ---------      ---------     ---------      ---------     ---------
      Net interest income after provision
        for loan losses                                141,367        148,759       149,770        149,149       147,668
                                                     ---------      ---------     ---------      ---------     ---------
NON-INTEREST INCOME
Loan servicing and production fees                      82,168         75,269        73,227         71,265        66,844
Banking service fees                                    15,854         16,285        16,709         16,418        15,521
Securities and insurance brokerage fees                 10,707          8,815        10,167         11,314        10,533
Loss upon designation for sale of
  mortgage-backed securities                                --             --       (87,441)            --            --
Net gains on sales and related activities              100,478         44,679        35,998         30,519        36,639
Other                                                    3,804          3,957         3,797          3,891         3,644
                                                     ---------      ---------     ---------      ---------     ---------
      Total non-interest income                        213,011        149,005        52,457        133,407       133,181
                                                     ---------      ---------     ---------      ---------     ---------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                    81,139         75,129        77,237         75,831        75,617
  Occupancy and equipment                               27,681         27,723        27,960         27,612        28,114
  Other                                                 34,076         37,137        36,772         35,643        37,553
                                                     ---------      ---------     ---------      ---------     ---------
      Total general and administrative expense         142,896        139,989       141,969        139,086       141,284
Amortization and valuation adjustments of
  mortgage servicing assets and related
  hedging activities                                    62,646         38,343        32,631         31,009        29,232
Amortization of goodwill                                 8,310          8,496         8,329          8,371         8,346
Restructuring and other special charges                     --          1,512        43,537         54,255            --
                                                     ---------      ---------     ---------      ---------     ---------
      Total non-interest expense                       213,852        188,340       226,466        232,721       178,862
                                                     ---------      ---------     ---------      ---------     ---------
Income (loss) before income tax expense
  (benefit) and cumulative effect of a change in
   accounting principle                                140,526        109,424       (24,239)        49,835       101,987
Income tax expense (benefit)                            48,481         37,948        (7,700)        15,392        36,714
                                                     ---------      ---------     ---------      ---------     ---------
Income (loss) before cumulative effect of a
   change in accounting principle                       92,045         71,476       (16,539)        34,443        65,273
Cumulative effect of a change in accounting
  principle, net of tax benefit                        (10,521)            --            --             --            --
                                                     ---------      ---------     ---------      ---------     ---------
Net income (loss)                                    $  81,524      $  71,476     $ (16,539)     $  34,443     $  65,273
                                                     =========      =========     =========      =========     =========

                       DIME BANCORP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS - (CONTINUED)
                      (In thousands, except per share data)
                                   (unaudited)

                                                                        For the Three Months Ended
                                                      ------------------------------------------------------------------
                                                      March 31,      Dec. 31,     Sept. 30,       June 30,     March 31,
                                                         2001          2000          2000           2000          2000
                                                      ---------     ---------     ---------      ---------     ---------
Income (loss) applicable to common stockholders
    for basic earnings (loss) per common share:
      Income (loss) before cumulative effect
       of a change in accounting principle            $  92,045     $  70,115     $ (17,500)     $  34,443     $  65,273
      Net income (loss)                                  81,524        70,115       (17,500)        34,443        65,273
Income (loss) applicable to common stockholders
    for diluted earnings (loss) per common share:
      Income (loss) before cumulative effect
       of a change in accounting principle               92,045        71,476       (17,500)        34,443        65,273
      Net income (loss)                                  81,524        71,476       (17,500)        34,443        65,273

PER COMMON SHARE
Basic earnings (loss):
  Income (loss) before cumulative effect
       of a change in accounting principle            $    0.80     $    0.65     $   (0.16)     $    0.31     $    0.59
  Net income (loss)                                        0.71          0.65         (0.16)          0.31          0.59

Diluted earnings (loss):
  Income (loss) before cumulative effect
       of a change in accounting principle                 0.76          0.58         (0.16)          0.31          0.59
  Net income (loss)                                        0.67          0.58         (0.16)          0.31          0.59

Cash dividends declared                                    0.10          0.10          0.08           0.08          0.06

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                   115,629       107,092       109,323        110,293       110,537
Diluted                                                 121,393       123,649       109,323        111,439       111,229